UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

HENNESSY CAPITAL ACQUISITION CORP. IV

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.

(3)	Filing Party:

(4)	Date Filed:

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 17, 2020

HENNESSY CAPITAL ACQUISITION CORP. IV

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38824	83-1476189
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3485 N. Pines Way, Suite 110 Wilson, Wyoming	83014
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (307) 734-4849

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	HCAC	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	HCACW	The Nasdaq Stock Market LLC
Units, each consisting of one share of Class A Common Stock and three-quarters of one Redeemable Warrant	HCACU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement and Plan of Reorganization

On August 17, 2020, Hennessy Capital Acquisition Corp. IV, a Delaware corporation (“HCAC”), HCAC IV First Merger Sub, Ltd., an exempted company incorporated with limited liability in the Cayman Islands and wholly owned subsidiary of HCAC (“First Merger Sub”), HCAC IV Second Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of HCAC (“Second Merger Sub”), and Canoo Holdings Ltd., an exempted company incorporated with limited liability in the Cayman Islands (the “Company”), entered into a merger agreement and plan of reorganization (the “Merger Agreement”), pursuant to which (a) First Merger Sub will be merged with and into the Company (the “First Merger”), with the Company surviving the First Merger as a wholly owned subsidiary of HCAC (the Company, in its capacity as the surviving corporation of the First Merger, is sometimes referred to as the “Surviving Corporation”); and (b) as soon as practicable, but in any event within 10 days following the First Merger and as part of the same overall transaction as the First Merger, the Surviving Corporation will be merged with and into Second Merger Sub (the “Second Merger” and, together with the First Merger, the “Mergers”), with Second Merger Sub being the surviving entity of the Second Merger (Second Merger Sub, in its capacity as the surviving entity of the Second Merger, is sometimes referred to herein as the “Surviving Entity”).

Conversion of Securities

Immediately prior to the effective time of the First Merger (the “Effective Time”), the Company will cause each preference share of the Company, par value $0.0001 per share (each, a “Company Preferred Share”), that is issued and outstanding immediately prior to the Effective Time to be automatically converted into a number of ordinary shares of the Company, par value of $0.0001 per share (“Company Ordinary Shares”), at the then-effective conversion rate as calculated pursuant to the second amended and restated memorandum and articles of association of the Company. All of the Company Preferred Shares converted into Company Ordinary Shares will no longer be outstanding and will cease to exist, and each holder of Company Preferred Shares will thereafter cease to have any rights with respect to such securities.

At the Effective Time, by virtue of the First Merger and without any action on the part of HCAC, First Merger Sub, the Company or the holders of any of the following securities:

(a)	each Company Ordinary Share (including each Company Ordinary Share subject to forfeiture restrictions or other restrictions (each, a “Company Restricted Share”), and including Company Ordinary Shares resulting from the conversion of Company Preferred Shares described above) that is issued and outstanding immediately prior to the Effective Time will be canceled and converted into (i) the right to receive the number of shares of common stock of HCAC, par value $0.0001 per share designated as Class A common stock (“HCAC Class A Common Stock”) equal to the Exchange Ratio (as defined below), and (ii) the contingent right to receive a number of shares of HCAC Class A Common Stock, as described further below (such shares, the “Earnout Shares”), (which consideration, collectively, shall hereinafter be referred to as the “Per Share Merger Consideration”); provided, however, that each share of HCAC Class A Common Stock issued in exchange for Company Restricted Shares will be subject to the terms and conditions giving rise to a substantial risk of forfeiture that applied to such Company Restricted Shares immediately prior to the Effective Time to the extent consistent with the terms of such Company Restricted Shares;

(b)	each Company Ordinary Share (including the Company Restricted Shares, as applicable) and Company Preferred Share (collectively, the “Company Shares”) held in the treasury of the Company will be cancelled without any conversion thereof and no payment or distribution will be made with respect thereto;

(c)	each ordinary share of First Merger Sub, par value $1.00 per share issued and outstanding immediately prior to the Effective Time will be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, par value $0.0001 per share, of the Surviving Corporation;

1

(d)	each option to purchase Company Ordinary Shares, whether or not vested, that is outstanding immediately prior to the Effective Time (each, a “Company Option”) will be assumed by HCAC and converted into (i) an option to purchase shares of HCAC Class A Common Stock (each, a “Converted Option”), and (ii) the contingent right to receive a number of Earnout Shares following the closing of the Mergers (the “Closing”). Each Converted Option will have and be subject to the same terms and conditions (including vesting and exercisability terms) as were applicable to such Company Option immediately before the Effective Time, except that (A) each Converted Option will be exercisable for that number of shares of HCAC Class A Common Stock equal to the product (rounded down to the nearest whole number) of (1) the number of Company Ordinary Shares subject to the Company Option immediately before the Effective Time and (2) the Exchange Ratio; and (B) the per share exercise price for each share of HCAC Class A Common Stock issuable upon exercise of the Converted Option will be equal to the quotient (rounded up to the nearest whole cent) obtained by dividing (1) the exercise price per share of Company Ordinary Shares of such Company Option immediately before the Effective Time by (2) the Exchange Ratio; and

(e)	each award of restricted stock units to acquire Company Ordinary Shares (collectively “Company RSUs”) that is outstanding immediately prior to the Effective Time will be assumed by HCAC and converted into (i) an award of restricted share units to acquire shares of HCAC Class A Common Stock (each, a “Converted RSU Award”), and (ii) the contingent right to receive a number of Earnout Shares following the Closing. Each Converted RSU Award will have and be subject to the same terms and conditions (including vesting and exercisability terms) as were applicable to such award of Company RSUs immediately before the Effective Time, except that each Converted RSU Award will represent the right to acquire that number of shares of HCAC Class A Common Stock equal to the product (rounded down to the nearest whole number) of (A) the number of Company Ordinary Shares subject to the Company RSU award immediately before the Effective Time and (B) the Exchange Ratio.

(f)	The following terms shall have the respective meanings ascribed to them below:

(i)	“Exchange Ratio” means the following ratio: the quotient obtained by dividing (A) the Company Merger Shares (as defined below) by (B) the Company Outstanding Shares (as defined below).

(ii)	“Company Merger Shares” means a number of shares of HCAC Class A Common Stock equal to the quotient determined by dividing (A) 1,750,000,000 by (B) 10.00.

(iii)	“Company Outstanding Shares” means the total number of Company Ordinary Shares outstanding immediately prior to the Effective Time, expressed on a fully diluted and as-converted to Company Ordinary Shares basis, and including, without limitation or duplication, (A) the number of Company Ordinary Shares subject to unexpired, issued and outstanding Company Options, (B) the Company Restricted Shares, (C) the number of Company Ordinary Shares issuable upon exercising the Company’s ordinary share purchase warrant, (D) the number of Company Ordinary Shares issuable upon the conversion of the Company Preferred Shares as described above and (E) the number of Company Ordinary Shares subject to unexpired, issued and outstanding Company RSUs.

At the effective time of the Second Merger (the “Second Effective Time”), by virtue of the Second Merger and without any action on the part of HCAC, Surviving Corporation, Second Merger Sub or the holders of any securities of HCAC or the Surviving Corporation or the Second Merger Sub: (x) each ordinary share of the Surviving Corporation issued and outstanding immediately prior to the Second Effective Time will be canceled and will cease to exist without any conversion thereof or payment therefor; and (y) each membership interest in Second Merger Sub issued and outstanding immediately prior to the Second Effective Time will be converted into and become one validly issued, fully paid and non-assessable membership interest in the Surviving Entity, which will constitute the only outstanding equity of the Surviving Entity. From and after the Second Effective Time, all certificates, if any, representing membership interests in Second Merger Sub will be deemed for all purposes to represent the number of membership interests of the Surviving Entity which they were converted in accordance with the immediately preceding sentence.

Earnout Shares

Pursuant to the contingent rights set forth above, the Earnout Shares will be payable to each holder in the amounts set forth below:

(a)	If the closing share price of HCAC Class A Common Stock is greater than or equal to $18.00 for any 20 trading days within any 30-trading day period that occurs after the closing date of the Transactions (as defined below) (the “Closing Date”) and on or prior to the two (2) year anniversary of the Closing Date (the first occurrence of the foregoing being referred to as the “$18 Share Price Milestone”), a number of shares of HCAC Class A Common Stock equal to (i) the percentage allocation of the closing number of HCAC Class A Common Stock issued to such holder multiplied by (ii) 5,000,000 (the “$18 Earnout Shares”);

2

(b)	If the closing share price of HCAC Class A Common Stock is greater than or equal to $25.00 for any 20 trading days within any 30-trading day period that occurs after the Closing Date and on or prior to the four (4) year anniversary of the Closing Date, a number of shares of HCAC Class A Common Stock equal to (i) the percentage allocation of the closing number of HCAC Class A Common Stock issued to such holder multiplied by (ii) 5,000,000 (the “$25 Earnout Shares”); and

(c)	If the closing share price of HCAC Class A Common Stock is greater than or equal to $30.00 for any 20 trading days within any 30-trading day period that occurs after the Closing Date and on or prior to the five (5) year anniversary of the Closing Date, a number of shares of HCAC Class A Common Stock equal to (i) the percentage allocation of the closing number of HCAC Class A Common Stock issued to such holder multiplied by (ii) 5,000,000 (the “$30 Earnout Shares”).

In the event that (x) there is a Change of Control (as defined in the Merger Agreement) (or a definitive agreement providing for a Change of Control has been entered into) (A) after the Closing and prior to (i) with respect to the $18 Earnout Shares, the two (2) year anniversary of the Closing Date, (ii) with respect to the $25 Earnout Shares, the four (4) year anniversary of the Closing Date or (iii) with respect to the $30 Earnout Shares, the five (5) year anniversary of the Closing Date and (B) the value of the consideration to be received by the holders of the HCAC Class A Common Stock in such Change of Control transaction exceeds $18.00, $25.00 and/or $30.00 per share of HCAC Class A Common Stock, as applicable, or (y) there is a liquidation, dissolution, bankruptcy, reorganization, assignment for the benefit of creditors or similar event with respect to HCAC within the five-year anniversary of the Closing, the $18 Earnout Shares, the $25 Earnout Shares and/or the $30 Earnout Shares that have not been issued prior to such occurrence shall be issued by HCAC on the day prior to such occurrence.

Proxy Statement

As promptly as practicable after the date of the Merger Agreement and HCAC’s receipt of the Company’s audited financial statements (the “PCAOB Audited Financials”) and unaudited financial statements for the six months ended June 30, 2020 and June 30, 2019, in each case, prepared in accordance with GAAP and Regulation S-X, HCAC (with the assistance and cooperation of the Company as reasonably requested by HCAC) will prepare and file with the Securities and Exchange Commission (the “SEC”) a joint information statement/proxy statement (as amended or supplemented, the “Proxy Statement”) to be sent to the stockholders of HCAC and to the shareholders of the Company (a) as an information statement relating to the action to be taken by shareholders by irrevocable written consent (or by vote at a meeting of the Company’s shareholders) in favor of the approval and adoption of the Merger Agreement and the Mergers and (b) as a proxy statement, with respect to HCAC’s stockholders, in which HCAC will solicit proxies from HCAC’s stockholders to vote at the special meeting of HCAC’s stockholders called for the purpose of voting on the following matters (the “HCAC Stockholders’ Meeting”) in favor of (u) approval and adoption of the Merger Agreement and the Mergers, (v) approval of the issuance of HCAC Class A Common Stock as contemplated by the Merger Agreement and the Subscription Agreements (as defined below), (w) the second amended and restated certificate of incorporation of HCAC (the “HCAC Charter”), (x) the approval and adoption of an equity incentive plan, (y) the approval and adoption of an employee stock purchase plan and (z) any other proposals the parties deem necessary to effectuate the Mergers (collectively, the “HCAC Proposals”).

HCAC will prepare and file with the SEC a registration statement on Form S-4 (together with all amendments thereto, the “Registration Statement”) in which the Proxy Statement will be included as a prospectus, in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the shares of HCAC Common Stock to be issued to the shareholders of the Company pursuant to the Merger Agreement.

Stock Exchange Listing

HCAC will use its reasonable best efforts to cause the HCAC Class A Common Stock issued in connection with the transactions (the “Transactions”) contemplated by the Merger Agreement and related transaction documents to be approved for listing on the Nasdaq Capital Market at the Closing.

Closing

The Closing will occur as promptly as practicable, but in no event later than three business days following the satisfaction or waiver of all of the closing conditions.

3

Exclusivity

From the date of the Merger Agreement and ending on the earlier of (a) the Closing and (b) the termination of the Merger Agreement, but only, in the case of HCAC, except to the extent it determines in good faith, after consultation with its outside legal counsel, that the failure to take such action would be inconsistent with the fiduciary duties of the board of directors of HCAC (the “HCAC Board”), the parties will not, and will cause their respective subsidiaries and its and their respective representatives not to, directly or indirectly, (i) enter into, knowingly solicit, initiate or continue any discussions or negotiations with, or knowingly encourage or respond to any inquiries or proposals by, or participate in any negotiations with, or provide any information to, or otherwise cooperate in any way with, any person or other entity or “group” within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), concerning any sale of any material assets of such party or any of the outstanding capital stock or any conversion, consolidation, liquidation, dissolution or similar transaction involving such party or any of such party’s subsidiaries other than with the other parties to the Merger Agreement and their respective representatives (an “Alternative Transaction”), (ii) enter into any agreement regarding, continue or otherwise knowingly participate in any discussions regarding, or furnish to any person any information with respect to, or cooperate in any way that would otherwise reasonably be expected to lead to, any Alternative Transaction or (iii) commence, continue or renew any due diligence investigation regarding any Alternative Transaction; provided that the execution, delivery and performance of the Merger Agreement and related documents and the consummation of the transactions contemplated thereby will not be deemed a violation of this provision. Each party will, and will cause its subsidiaries and its and their respective affiliates and representatives to, immediately cease any and all existing discussions or negotiations with any person conducted heretofore with respect to any Alternative Transaction. Each party also agrees that it will promptly request each person (other than the parties hereto and their respective representatives) that has prior to the date thereof executed a confidentiality agreement in connection with its consideration of an Alternative Transaction to return or destroy all confidential information furnished to such person by or on behalf of it prior to the date thereof (to the extent so permitted under, and in accordance with the terms of such confidentiality agreement). If a party or any of its subsidiaries or any of its or their respective representatives receives any inquiry or proposal with respect to an Alternative Transaction at any time prior to the Closing, then such party will promptly (and in no event later than twenty-four (24) hours after such party becomes aware of such inquiry or proposal) notify such person in writing that such party is subject to an exclusivity agreement with respect to the Transactions that prohibits such party from considering such inquiry or proposal, but only, in the case of HCAC, except to the extent it determines in good faith, after consultation with its outside legal counsel, that the failure to take such action would be inconsistent with the fiduciary duties of the HCAC Board.

Representations, Warranties and Covenants

The Merger Agreement contains customary representations, warranties and covenants of (a) the Company and (b) HCAC, First Merger Sub and Second Merger Sub, in each case relating to, among other things, their ability to enter into the Merger Agreement and their outstanding capitalization.

Conditions to Closing

The obligations of the Company, HCAC, First Merger Sub, and Second Merger Sub to consummate the Transactions, including the Mergers, are subject to customary and other conditions of the respective parties, including, among others:

(a)	the affirmative vote of (i) the holders of at least two-thirds of the Company Shares outstanding who attend and vote in person or by proxy at a duly convened general meeting of the Company if approved at a meeting, or (ii) all holders of Company Shares outstanding if approved by written consent, will have been obtained (the “Company Shareholder Approval”);

(b)	the HCAC Proposals will have been approved and adopted by the requisite vote of the stockholders of HCAC at the HCAC Stockholders’ Meeting;

(c)	no governmental authority will have enacted or issued any law, rule, regulation or other judgment which has the effect of making the Transactions illegal or otherwise prohibits the Transactions;

(d)	all required filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), will have been completed and any applicable waiting period (and any extension thereof) applicable to the consummation of the Transactions under the HSR Act will have expired or been terminated;

(e)	at the Closing, HCAC will have cash on hand equal to or in excess of $200,000,000 (taking into account the consummation of the PIPE (as defined below) and the exercise of redemption rights provided for in Section 9.2 of Article IX of the HCAC amended and restated certificate of incorporation (“Redemption Rights”), but without taking into account any transaction fees, costs and expenses);

4

(f)	the Registration Statement will have been declared effective under the Securities Act, and no stop order suspending the effectiveness, or any proceedings for purposes of suspending the effectiveness, of the Registration Statement will be in effect or will have been initiated or threatened by the SEC;

(g)	the HCAC Class A Common Stock will be listed on the Nasdaq Capital Market;

(h)	HCAC shall have at least $5,000,001 of net tangible assets remaining following the exercise of Redemption Rights;

(i)	each of the representations and warranties made by the parties to the Merger Agreement will be true and correct, either in all respects except for de minimis inaccuracies, in all material respects, or in all respects except where the failure of such representation and warranty does not result in a Company Material Adverse Effect or HCAC Material Adverse Effect (each as defined in the Merger Agreement), as applicable to such representation and warranty, as of the Closing Date;

(j)	each of the parties to the Merger Agreement will have performed or complied in all material respects with its agreements and covenants required to be performed or complied with on or prior to the Effective Time;

(k)	no Company Material Adverse Effect or HCAC Material Adverse Effect will have occurred;

(l)	the Company will have delivered to HCAC the PCAOB Audited Financials; and

(m)	the Company will have no indebtedness for borrowed money other than certain existing permitted debt.

Termination

The Merger Agreement may be terminated and the Merger and the other Transactions may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of the Merger Agreement and the Transactions by the stockholders of the Company or HCAC, as follows:

(a)	by mutual written consent of HCAC and the Company;

(b)	by either HCAC or the Company if the Effective Time shall not have occurred prior to April 30, 2021;

(c)	by either HCAC or the Company if any governmental authority in the United States shall have enacted, issued, promulgated, enforced or entered any injunction, order, decree or ruling (whether temporary, preliminary or permanent) which has become final and nonappealable and has the effect of making consummation of the Transactions, including the Mergers, illegal or otherwise preventing or prohibiting consummation of the Transactions, the Merger;

(d)	by either HCAC or the Company if any of the HCAC Proposals shall fail to receive the requisite vote for approval at the HCAC Stockholders’ Meeting;

(e)	by HCAC if the Company shall have failed to obtain the Company Shareholder Approval within ten (10) days after the Registration Statement becomes effective;

(f)	by HCAC upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in the Merger Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in the Merger Agreement would not be satisfied; provided that HCAC, First Merger Sub and Second Merger Sub are not then in material breach of their representations, warranties, covenants or agreements in the Merger Agreement and subject to a 30-day cure period, if curable, following HCAC’s notice of the breach to the Company; or

(g)	by the Company upon a breach of any representation, warranty, covenant or agreement on the part of HCAC, First Merger Sub, and Second Merger Sub set forth in the Merger Agreement, or if any representation or warranty of HCAC, First Merger Sub, and Second Merger Sub shall have become untrue, in either case such that the conditions set forth in the Merger Agreement would not be satisfied; provided the Company is not then in material breach of its representations, warranties, covenants or agreements in the Merger Agreement and subject to a 30-day cure period, if curable, following the Company’s notice of the breach to HCAC.

5

If the Merger Agreement is terminated, the Merger Agreement will become void, and there will be no liability under the Merger Agreement on the part of any party thereto, except as set forth in the Merger Agreement or in the case of termination subsequent to a willful material breach of the Merger Agreement by a party thereto.

A copy of the Merger Agreement is filed with this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference, and the foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement filed with this Current Report on Form 8-K. The Merger Agreement is included to provide security holders with information regarding its terms. It is not intended to provide any other factual information about HCAC, the Company or the other parties thereto. In particular, the assertions embodied in representations and warranties by HCAC, First Merger Sub, Second Merger Sub and the Company contained in the Merger Agreement are qualified by information in the disclosure schedules provided by the parties in connection with the signing of the Merger Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the parties, rather than establishing matters as facts. Accordingly, security holders should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about HCAC, First Merger Sub, Second Merger Sub or the Company.

Company Shareholder Support Agreements

The shareholders of the Company holding at least two thirds (2/3) of the Company Shares as of the date of the Merger Agreement have executed and delivered to HCAC support agreements (the “Company Shareholder Support Agreements”), pursuant to which, among other things, such persons have agreed (a) to support the adoption of the Merger Agreement and the approval of the Transactions contemplated by the Merger Agreement, subject to certain customary conditions, and (b) not to transfer any of their subject shares (or enter into any arrangement with respect thereto), subject to certain customary conditions.

The foregoing description of the Company Shareholder Support Agreements is qualified in its entirety by reference to the full text of the form of Company Shareholder Support Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Voting and Support Agreement

Hennessy Capital Partners IV LLC (the “Sponsor”) and certain stockholders of HCAC, in each case, that hold shares of Class B common stock of HCAC, par value $0.0001 per share (“HCAC Class B Common Stock”), have executed a voting and support agreement with the Company (the “Voting and Support Agreement”), pursuant to which, among other things, such persons have agreed (a) to support the adoption of the Merger Agreement and the approval of the Transactions contemplated by the Merger Agreement, subject to certain customary conditions, and (b) not to transfer any of their subject shares (or enter into any arrangement with respect thereto), subject to certain customary conditions.

The foregoing description of the Voting and Support Agreement is qualified in its entirety by reference to the full text of the Voting and Support Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.2 and incorporated herein by reference.

Subscription Agreements

In connection with the execution of the Merger Agreement, on August 17, 2020, HCAC entered into separate subscription agreements (the “Subscription Agreements”) with a number of investors (the “PIPE Investors”), pursuant to which the PIPE Investors have agreed to purchase, and HCAC has agreed to sell to the PIPE Investors, an aggregate of 32,325,000 shares of HCAC Class A Common Stock (the “PIPE Shares”), for a purchase price of $10.00 per share and at an aggregate purchase price of $323,250,000, in a private placement (the “PIPE”). One of the PIPE Investors is an entity controlled by Daniel J. Hennessy, HCAC’s CEO and Chairman of the Board.

The Subscription Agreement contains customary representations and warranties of HCAC, on the one hand, and each PIPE Investor, on the other hand, and customary conditions to closing, including the consummation of the Transactions. The purpose of the PIPE is to raise additional capital for use by the combined company following the Closing.

6

Pursuant to the Subscription Agreements, HCAC agreed that, within 15 business days after the Closing Date (the “Filing Deadline”), HCAC will file with the SEC (at HCAC’s sole cost and expense) a registration statement registering the resale of the PIPE Shares (the “PIPE Resale Registration Statement”), and HCAC will use its commercially reasonable efforts to have the PIPE Resale Registration Statement declared effective as soon as practicable after the filing thereof. Under certain circumstances, additional payments by HCAC may be assessed with respect to the PIPE Shares in the event that (i) the PIPE Resale Registration Statement has not been filed with the SEC by the Filing Deadline; (ii) the PIPE Resale Registration Statement has not been declared effective by the SEC by the earlier of (i) 60 days (or 120 days if the SEC notifies HCAC that it will review the PIPE Resale Registration Statement) following the Filing Deadline and (ii) 10 business days after the date HCAC is notified by the SEC that the PIPE Resale Registration Statement will not be “reviewed” or will not be subject to further review; (iii) the PIPE Resale Registration Statement is declared effective by the SEC but thereafter ceases to be effective prior to the expiration of a designated effective period or a PIPE Investor is not permitted to utilize the PIPE Resale Registration Statement to resell the PIPE Shares; or (iv) under certain circumstances, HCAC fails to file with the SEC any required reports under Section 13 or 15(d) of the Exchange Act such that the PIPE Investors who are not affiliates of HCAC are unable to sell their PIPE Shares without restriction under Rule 144 under the Securities Act. The additional payments by HCAC will accrue on the applicable registrable securities at a rate of 0.5% of the aggregate purchase price paid for such registrable securities per month, subject to certain terms and limitations (including a cap of 5.0% of the aggregate purchase price).

The foregoing description of the Subscription Agreements is qualified in its entirety by reference to the full text of the form of the Subscription Agreement, a copy of which is included as Exhibit 10.3 to this Current Report on Form 8-K, and incorporated herein by reference.

Sponsor Warrant Exchange and Share Cancellation Agreement

In connection with the execution of the Merger Agreement, on August 17, 2020, HCAC entered into a Warrant Exchange and Share Cancellation Agreement with the Sponsor (the “Sponsor Warrant Exchange and Share Cancellation Agreement”), which provides that concurrent with, and contingent upon, the consummation of the First Merger, (i) the Sponsor will exchange (the “Sponsor Warrant Exchange”) 11,739,394 outstanding private placement warrants of HCAC for 2,347,879 newly issued shares of HCAC Class B Common Stock (the “New Sponsor Shares”), (ii) the Sponsor will forfeit 2,347,879 shares of HCAC Class B Common Stock to HCAC for no consideration, and (iii) if at the Closing the sum of (A)(1) the amount of cash available in the HCAC trust account, less (2) all amounts to be paid by HCAC pursuant to the exercise of Redemption Rights, plus (B) the amount of gross proceeds received by HCAC from the PIPE (without, for the avoidance of doubt, taking into account any transaction fees, costs and expenses paid or required to be paid in connection with the Transactions and the PIPE) is less than $350 million, then 500,000 shares of HCAC Class B Common Stock held by the Sponsor (which shares will automatically convert into shares of HCAC Class A Common Stock at the Effective Time) (the “Vesting Shares”) will become unvested and subject to certain vesting conditions. The Vesting Shares will vest upon the occurrence of the $18 Share Price Milestone, subject to equitable adjustment by the HCAC Board, on or before the second anniversary of the Closing, and the Sponsor will be entitled to vote such Vesting Shares and receive dividends and other distributions with respect to such Vesting Shares (to be set aside by HCAC and paid upon the vestment of the Vesting Shares) while they remain unvested. In the event that after the Closing and prior to the second anniversary of the Closing Date, there is an Acceleration Event (as defined in the Merger Agreement), then the Vesting Shares will immediately vest in full upon the occurrence of such Acceleration Event unless, in the case of an Acceleration Event that is a Change of Control, the value of the consideration to be received by the holders of HCAC common stock in such Change of Control transaction is less than $18.00 per share.

A copy of the Sponsor Warrant Exchange and Share Cancellation Agreement is filed with this Current Report on Form 8-K as Exhibit 10.4 and is incorporated herein by reference, and the foregoing description of the Sponsor Warrant Exchange and Share Cancellation Agreement is qualified in its entirety by reference thereto.

Registration Rights Agreement

In connection with the Closing, that certain Registration Rights Agreement, dated February 28, 2019, will be amended and restated and the Sponsor, certain persons and entities holding securities of HCAC prior to the Closing (collectively, together with the Sponsor, the “Existing Holders”) and certain persons and entities receiving HCAC Class A Common Stock pursuant to the Merger (the “New Holders” and together with the Existing Holders, the “Reg Rights Holders”) will enter into an Amended and Restated Registration Rights Agreement, in the form attached as an exhibit to the Merger Agreement (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, HCAC will agree that, within 15 business days after the Closing, HCAC will file with the SEC (at HCAC’s sole cost and expense) a registration statement registering the resale of certain securities held by or issuable to the Reg Rights Holders (the “Resale Registration Statement”), and HCAC will use its reasonable best efforts to have the Resale Registration Statement declared effective as soon as reasonably practicable after the filing thereof, but in no event later than 60 days (or 120 days if the SEC notifies HCAC that it will review the Resale Registration Statement). In certain circumstances, the Reg Rights Holders can demand up to three underwritten offerings and will be entitled to piggyback registration rights, in each case subject to certain limitations set forth in the Registration Rights Agreement.

7

The Registration Rights Agreement further provides for the securities of HCAC held by the Existing Holders to be locked-up for a period of time following the Closing, as described below, subject to certain customary exceptions. The securities held by the Existing Holders, except for the New Sponsor Shares (as defined above) will be locked-up for one year following the Closing, subject to earlier release if (i) the reported last sale price of HCAC’s common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing or (ii) if HCAC consummates a liquidation, merger, stock exchange or other similar transaction after the Closing which results in all of HCAC’s stockholders having the right to exchange their shares of common stock for cash, securities or other property. The New Sponsor Shares will be locked-up for 180 days after the Closing, subject to customary exceptions.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the full text of the form of Registration Rights Agreement, a copy of which is included as Exhibit A to the Merger Agreement, filed as Exhibit 2.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Lock-Up Agreements

In connection with the Closing, certain existing Company shareholders will each agree, subject to certain customary exceptions, not to (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the SEC promulgated thereunder, any shares of HCAC Class A Common Stock held by it immediately after the Effective Time, or any shares of HCAC Class A Common Stock issuable upon the exercise of options to purchase shares of HCAC Class A Common Stock held by them immediately after the Effective Time, or any securities convertible into or exercisable or exchangeable for HCAC Class A Common Stock held by it immediately after the Effective Time, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of such shares of HCAC Class A Common Stock or securities convertible into or exercisable or exchangeable for HCAC Class A Common Stock, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii) until 180 days after the Closing.

The foregoing description of the Lock-Up Agreements is qualified in its entirety by reference to the full text of the form of Lock-Up Agreement, a copy of which is included as Exhibit B to the Merger Agreement, filed as Exhibit 2.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth above under the heading “Subscription Agreements” in Item 1.01 of this Current Report is incorporated by reference into this Item 3.02. The shares of HCAC Class A Common Stock to be issued in the PIPE in connection with the Closing will not be registered under the Securities Act, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 7.01 Regulation FD Disclosure.

Attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item 7.01 by reference is a copy of the joint press release issued August 18, 2020 announcing the Transactions.

Attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated into this Item 7.01 by reference is the investor presentation dated August 2020 (the “Investor Presentation”) that will be used by HCAC in making presentations to certain existing and potential stockholders of HCAC with respect to the Transactions.

HCAC and Company management will hold a joint investor conference call on August 18, 2020 at 8:00 a.m. (Eastern time) to discuss the Canoo business and the Transactions. Interested investors and other parties may listen to the joint conference call by dialing (833) 529-0219 (U.S.) and (236) 389-2148 (international callers/U.S. toll) and enter the conference ID number 8571848.

The foregoing Exhibits 99.1, 99.2 and 99.3 and the information set forth therein are being furnished pursuant to Item 7.01 and shall not be deemed to be filed for purposes of Section 18 of the Exchange Act or otherwise be subject to the liabilities of that section, nor shall they be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act.

************

8

Additional Information About the Transactions and Where To Find It

In connection with the Transactions, HCAC intends to file the Registration Statement with the SEC, which will include a preliminary proxy statement to be distributed to holders of HCAC’s common stock in connection with HCAC’s solicitation of proxies for the vote by HCAC’s stockholders with respect to the Transactions and other matters as described in the Registration Statement, a prospectus relating to the offer of the securities to be issued to the Company’s stockholders in connection with the Transactions, and an information statement to the Company’s stockholders regarding the Transactions. After the Registration Statement has been filed and declared effective, HCAC will mail a definitive proxy statement and other relevant documents to its stockholders as of the record date established for voting on the Transactions. HCAC's stockholders and other interested persons are advised to read, once available, the preliminary proxy statement / prospectus and any amendments thereto and, once available, the definitive proxy statement / prospectus, in connection with HCAC's solicitation of proxies for its special meeting of stockholders to be held to approve, among other things, the Transactions, because these documents will contain important information about HCAC, the Company and the Transactions. Stockholders may also obtain a copy of the preliminary or definitive proxy statement/prospectus, once available, as well as other documents filed with the SEC regarding the Transactions and other documents filed with the SEC by HCAC, without charge, at the SEC’s website located at www.sec.gov or by directing a request to Nicholas A. Petruska, Executive Vice President, Chief Financial Officer, 3485 North Pines Way, Suite 110, Wilson, Wyoming 83014 or by telephone at (307) 734-4849.

Participants in the Solicitation

HCAC, the Company and certain of their respective directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be participants in the solicitation of proxies from HCAC’s stockholders in connection with the Transactions. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of the Company’s stockholders in connection with the Transactions will be set forth in the Company’s Registration Statement when it is filed with the SEC. You can find more information about HCAC’s directors and executive officers in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 16, 2020. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests will be included in the Registration Statement when it becomes available, which can be obtained free of charge from the sources indicated above.

Forward Looking Statements

This report includes, or incorporates by reference, “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of financial and performance metrics, projections of market opportunity and market share, expectations and timing related to commercial product launches, potential benefits of the Transactions and the potential success of the Company's go-to-market strategy, and expectations related to the terms and timing of the Transactions. These statements are based on various assumptions, whether or not identified in this report, and on the current expectations of the Company’s and HCAC’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company and HCAC. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political and legal conditions; the inability of the parties to successfully or timely consummate the Transactions, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the Transactions or that the approval of the stockholders of HCAC or the Company is not obtained; failure to realize the anticipated benefits of the Transactions; risks relating to the uncertainty of the projected financial information with respect to the Company; risks related to the rollout of the Company’s business and the timing of expected business milestones and commercial launch; risks related to future market adoption of the Company's offerings; risks related to the Company's go-to-market strategy and subscription business model; the effects of competition on the Company’s future business; the amount of redemption requests made by HCAC’s public stockholders; the ability of HCAC or the combined company to issue equity or equity-linked securities in connection with the Transactions or in the future, and those factors discussed in HCAC’s final prospectus filed on March 4, 2019, Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, in each case, under the heading “Risk Factors,” and other documents of HCAC filed, or to be filed, with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither HCAC nor the Company presently know or that HCAC and the Company currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect HCAC’s and the Company’s expectations, plans or forecasts of future events and views as of the date of this report. HCAC and the Company anticipate that subsequent events and developments will cause HCAC’s and the Company’s assessments to change. However, while HCAC and the Company may elect to update these forward-looking statements at some point in the future, HCAC and the Company specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing HCAC’s and the Company’s assessments as of any date subsequent to the date of this report. Accordingly, undue reliance should not be placed upon the forward-looking statements.

9

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Number	Description

2.1*	Merger Agreement and Plan of Reorganization, dated as of August 17, 2020, by and among Hennessy Capital Acquisition Corp. IV, HCAC IV First Merger Sub, Ltd., HCAC IV Second Merger Sub, LLC and Canoo Holdings Ltd.

10.1	Form of Shareholder Support Agreement

10.2	Voting and Support Agreement, dated as of August 17, 2020, by and among Canoo Holdings Ltd., Hennessy Capital Partners IV LLC and the stockholders of Hennessey Capital Acquisition Corp. IV set forth therein.

10.3	Form of Subscription Agreement

10.4	Sponsor Warrant Exchange and Share Cancellation Agreement, dated as of August 17, 2020, by and between Hennessy Capital Partners IV LLC and Hennessy Capital Acquisition Corp. IV.

99.1	Joint Press Release issued August 18, 2020

99.2	Investor Presentation dated August 2020

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. Hennessy Capital Acquisition Corp. IV agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

10

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 18, 2020

HENNESSY CAPITAL ACQUISITION CORP. IV

By:	/s/ Nicholas A. Petruska
Name: Nicholas A. Petruska
Title: Chief Financial Officer

11